As filed with the Securities and Exchange Commission on August 7, 2020

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

ORGENESIS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	98-0583166
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

20271 Goldenrod Lane

Germantown, MD 20876

(Address, Including Zip Code, of Principal Executive Offices)

ORGENESIS INC. GLOBAL SHARE INCENTIVE PLAN (2012)

ORGENESIS, INC. 2017 EQUITY INCENTIVE PLAN

NON-PLAN STOCK OPTION AWARDS

(Full Titles of the Plans)

Vered Caplan

President & Chief Executive Officer

Orgenesis Inc.

20271 Goldenrod Lane

Germantown, MD 20876

(480) 659-6404

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a) (2) B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.0001 per share	2,984,512 shares	$3.27	$9,759,354	$1,266.76
Common Stock, par value $0.0001 per share	1,687,000 shares	$5.39	$9,092,930	$1,180.26
	4,671,512 shares	$3.27 - $5.39	$18,852,284	$2,447.02

(1)	The number of shares of common stock, par value $0.0001 per share (“Common Stock”), stated above consists of the aggregate number of shares which may be sold (i) upon the exercise of options or issuance of stock-based awards which have been granted and/or may hereafter be granted under the Orgenesis Inc. Global Share Incentive Plan (2012) and the Orgenesis, Inc. 2017 Equity Incentive Plan (collectively, the “Award Plans”). The shares of Common Stock registered hereunder include 231,826 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated February 2, 2012, between the Company and Sarah Ferber, 166,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Vered Caplan, 83,334 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Neil Reithinger, 41,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Guy Yachin, 41,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Yaron Adler, 41,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and David Sidransky, 16,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Efrat Assa Kunik, 8,334 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Irit Meivar Levy, 8,334 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Yarom Englender, 41,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Miri Sani and 41,667 shares reserved for issuance pursuant to the Non-Qualified Stock Option Agreement, dated December 9, 2016, between the Company and Shimon Hassin, (collectively, the “Non-Plan Stock Option Agreements”). The maximum number of shares which may be sold pursuant to the Plans is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plans. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options and stock-based awards have not yet been granted and the purchase price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Capital Market as of a date (August 4, 2020) within five business days prior to filing this Registration Statement. The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Award Plans and Non-Plan Stock Option Agreements	2,984,512	$3.27	(2)(i)	$9,759,354
Shares reserved for future grant under the Award Plans and Non-Plan Stock Option Agreements	1,687,000	$5.39	(2)(ii)	$9,092,930
Proposed Maximum Aggregate Offering Price				$18,852,284
Registration Fee				$2,447.02

EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plans. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (File No. 001-38416) filed with the Commission on March 9, 2020.

(b) The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2020 (File No. 001-38416) filed with the Commission on May 8, 2020.

(c) The Registrant’s Current Reports on Form 8-K, in each case, other than Items 2.02 and 7.01, filed with the Commission on:

1.	January 13, 2020 (File No. 001-38416)
2.	January 22, 2020 (File No. 001-38416)
3.	February 3, 2020 (File No. 001-38416)
4.	February 14, 2020 (File No. 001-38416)
5.	April 13, 2020 (File No. 001-38416)
6.	April 24, 2020 (File No. 001-38416)
7.	May 6, 2020 (File No. 001-38416)

(c) The description of the Common Stock which is filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, including all amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant with the Commission after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports and documents (the “Incorporated Documents”).

Any statement contained herein or in any Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Incorporated by reference from the Registrant’s Registration Statement on Form S-3, No. 333-237261, filed with the Commission on April 27, 2020.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed as a part of or incorporated by reference into this Registration Statement:

Exhibit Number	Exhibit Description

4.1	Form of Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, as amended, No. 333-158386, filed with the Commission on April 2, 2009).

4.2*	Articles of Incorporation, as amended, of the Registrant.

4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K, as amended, File No. 000-54329, filed with the Commission on September 21, 2011).

4.4[1]	Form of Stock Option Agreement

5*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

23.2*	Consent of Kesselman & Kesselman.

24*	Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

99.1	Global Share Incentive Plan (2012) (incorporated by reference to Exhibit 99.1 to Registrant’s Current Report on Form 8-K, as amended, File No. 000-54329, filed with the Commission on May 31, 2012).

1 Note – this should be filed if not previously filed.

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99.2	2017 Equity Incentive Plan (incorporated by reference to Exhibit A to Registrant’s Definitive Proxy Statement on Schedule 14A, File No. 000-54329, filed with the Commission on March 30, 2017).

99.3*	Non-Qualified Stock Option Agreement, dated February 2, 2012, by and between the Registrant and Sarah Ferber.

99.4*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Vered Caplan.

99.5*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Neil Reithinger.

99.6*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Guy Yachin.

99.7*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Yaron Adler.

99.8*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and David Sidransky.

99.9*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Efrat Assa Kunik.

99.10*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Irit Meivar Levy.

99.11*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Yarom Englender.

99.12*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Miri Sani.

99.13*	Non-Qualified Stock Option Agreement, dated December 9, 2016, by and between the Registrant and Shimon Hassin.

*	Filed herewith.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Germantown, Maryland on August 7, 2020.

orgenesis inc.

By:	/s/ Vered Caplan
Vered Caplan
President & Chief Executive Officer

Each person whose signature appears below constitutes and appoints Neil Reithinger and Evan Fishman, and each of them singly, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him/her and in his/her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Orgenesis Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vered Caplan	Chief Executive Officer and Director	August 7, 2020
Vered Caplan	(Principal Executive Officer)

/s/ Neil Reithinger	Chief Financial Officer, Treasurer and Secretary	August 7, 2020
Neil Reithinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Sidransky	Director	August 7, 2020
David Sidransky

/s/ Guy Yachin	Director	August 7, 2020
Guy Yachin

/s/ Yaron Adler	Director	August 7, 2020
Yaron Adler

/s/ Ashish Nanda	Director	August 7, 2020
Ashish Nanda

/s/ Mario Philips	Director	August 7, 2020
Mario Philips

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